UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2026

Grayscale Ethereum Staking Mini ETF

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42184	99-6547880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Ethereum Staking Mini ETF Shares	ETH	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On or around August 7, 2026, Grayscale Investments Sponsors, LLC (the “Sponsor”), as sponsor of Grayscale Ethereum Staking Mini ETF (the “Trust”), intends to enter into the Third Amended and Restated Declaration of Trust and Trust Agreement (the “Proposed Amendment”) among CSC Delaware Trust Company, the trustee (the “Trustee”) of the Trust, which will amend and restate in its entirety the Second Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated September 25, 2025, as amended by Amendment No. 1 to the Second Amended and Restated Declaration of Trust and Trust Agreement, dated January 2, 2026.Capitalized terms used but not defined herein have the definitions given to them in the Trust’s Registration Statement on Form S-3, as amended (File No. 333-278878).

The Proposed Amendment would amend and restate certain provisions of the Trust Agreement to, among other things, (i) provide for the Trust to commence regular distributions of the net cash proceeds of staking rewards to Shareholders, by requiring the Trust to reduce the Staking Consideration held by the Trust to cash no less often than quarterly and to promptly distribute the cash proceeds, net of any Trust expenses not assumed by the Sponsor (including, for example, paying a portion of the Staking Consideration to the Sponsor as consideration for its facilitation of the Staking Arrangements), to the Shareholders, and (ii) make certain other conforming changes to facilitate the Trust’s staking program and mandatory distribution framework. The amount of such distributions will depend on the Staking Consideration actually received by the Trust during each period and cannot be predicted with certainty.

Although the Sponsor has determined that the Proposed Amendment is not materially adverse to Shareholders and is necessary or desirable to conform to IRS Revenue Procedure 2025-31 setting forth the conditions under which a trust may engage in one or more forms of Staking while continuing to be classified as a grantor trust for U.S. federal income tax purposes, in accordance with Section 10.1(a)(i)(z) of the Trust Agreement, the Sponsor is nevertheless providing twenty (20) days’ prior notice to Shareholders of the Proposed Amendment, in accordance with Section 10.1(a)(ii) of the Trust Agreement. The foregoing description of the Proposed Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Proposed Amendment, a form of which is being filed as Exhibit 4.1 hereto and incorporated by reference herein.

Shareholders are advised to discuss any tax consequences relating to their investment in the Trust as a result of the Proposed Amendment, if and when executed, with their tax advisors. In particular, other supplemental disclosures relating to the developments described herein are being filed hereto as Exhibits 99.1 and 99.2, which is incorporated by reference herein and is anticipated to supplement and, if applicable, supersede similarly titled disclosure in the Trust's filings with the SEC upon execution of the Proposed Amendment, currently anticipated to take place on or around August 7, 2026. The Trust intends to file a prospectus supplement pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, to update disclosure relating to the Proposed Amendment described herein, upon its execution.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of the Third Amended and Restated Declaration of Trust and Trust Agreement
99.1	Material U.S. Federal Income Tax Consequences
99.2	Supplemental Risk Factors
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments Sponsors, LLC, as Sponsor of Grayscale Ethereum Staking Mini ETF

Date:	July 17, 2026	By:	/s/ Kathryn Masci
Name: Kathryn Masci Title: Chief Financial Officer (Principal Financial and Accounting Officer)*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments Sponsors, LLC, the Sponsor of the Registrant.